Exhibit 107.1

Calculation of Filing Fee Tables

FORM S-8
(Form Type)

LOANDEPOT, INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title (1)	Fee Calculation Rule (2)	Amount Registered	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Equity	Class A common stock, par value $0.001 per share	Rule 457(a)	10,897,880 (1)(3)	$2.36	$25,718,996.80	$92.70 per $1,000,000	$2,384.15
Equity	Class A common stock, par value $0.001 per share	Rule 457(a)	3,000,000 (1)(4)	$2.36	$7,080,000	$92.70 per $1,000,000	$656.32
Equity	Class A common stock, par value $0.001 per share	Rule 457(a)	5,000,000 (1)(5)	$2.36	$11,800,000	$92.70 per $1,000,000	$1,093.86
Total Offering Amounts					$44,598,996.80		$4,134.33
Total Fee Offsets							—
Net Fee Due							$4,134.33
(1)    Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover such indeterminate number of additional shares of Class A common stock, par value $0.001 per share, of the Registrant (the “Common Stock”) as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the loanDepot, Inc. 2021 Omnibus Incentive Plan (as amended, the “2021 Plan”), the loanDepot, Inc. 2022 Employee Stock Purchase Plan (the “ESPP”), and the loanDepot, Inc. 2022 Inducement Plan (the “Inducement Plan”).
(2)    Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act based on the average of the high and low sale prices of the Common Stock, as quoted on the New York Stock Exchange on May 16, 2022.
(3)    Represents 10,897,880 shares of Common Stock reserved for issuance under the 2021 Plan.
(4)    Represents 3,000,000 shares of Common Stock reserved for issuance under the ESPP.
(5)    Represents 5,000,000 shares of Common Stock reserved for issuance under the Inducement Plan.